UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual shareholder meeting on June 29, 2015.  The following matters were each submitted to a vote of shareholders through the solicitation of proxies or otherwise:

(1) Election of directors – Four individuals were each elected to a three-year term on our classified board of directors.

(2) Ratification of appointment of accounting firm – Appointment of Grant Thornton LLP by our board's Audit Committee as the Company's independent registered public accounting firm for the year ended December 31, 2015, was ratified.

The voting results from the Annual Meeting on the election of directors and ratification of appointment of accounting firm are as follows:

Item	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
Election of Directors -
Stephen M. Brett	62,271,633	—	252,126	—	2,611,935
Ronald A. Duncan	62,292,577	—	231,182	—	2,611,935
Stephen R. Mooney	62,273,716	—	250,043	—	2,611,935
Eric L. Zinterhofer	62,186,606	—	337,153	—	2,611,935
Ratification of Accounting Firm	65,097,502	30,433	—	7,759	—

There were no director nominees other than as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: July 1, 2015

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)